EXHIBIT 99.1

Superior Uniform Group Reports Second Quarter Operating Results

 * Debt Free Balance Sheet
 * Generates in Excess of $11 Million, Year-To-Date, in Cash From
   Operations
 * Returns to Profitability After First Quarter Operating Loss

SEMINOLE, Fla., July 23, 2009 (GLOBE NEWSWIRE) -- Superior Uniform Group, Inc. (Nasdaq:SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the second quarter ended June 30, 2009, sales were $24,971,523, compared with 2008 second quarter sales of $31,699,285. Earnings from continuing operations were $701,272 or $.12 per share (diluted), compared with earnings from continuing operations of $1,210,804 or $.18 per share (diluted) in the 2008 second quarter.

For the six months ended June 30, 2009, sales were $48,687,617, compared with sales of $64,981,915 in the six months ended June 30, 2008. Earnings from continuing operations for the six months ended June 30, 2009 were $198,327 or $.03 per share (diluted), versus earnings from continuing operations of $2,125,612 or $.32 per share (diluted) in the first six months of 2008.

Michael Benstock, Chief Executive Officer, commented: "Our sales continue to be impacted by the current economic environment. However, as a result of the cost reduction initiatives that we discussed in our first quarter earnings release, we were able to realize significant improvements in our earnings in the second quarter in comparison to the first quarter of 2009. These initiatives are aimed at eliminating nonessential positions, streamlining our existing processes and shifting administrative positions to our Central American subsidiary where possible. Additionally, when economic conditions do improve, we expect to see significant improvement in our earnings as a result of these cost reduction initiatives. Year to date, we have generated over $11 million in cash from operations and we have eliminated all of our outstanding debt. We remain focused on generating positive cash flows through both expense control and working capital management. Given our current position of financial strength, we will weather the current economic environment. Our ability to still support our long-term growth initiatives will ultimately allow us to emerge from this economic malaise as a stronger and more profitable organization while maintaining our priority of providing superior service to our customers. We are pursuing potential strategic acquisitions to help achieve these objectives. Finally, we remain committed to reacquiring shares of our common stock. We have an active repurchase program with an outstanding authorization to repurchase an additional 557,000 shares as of June 30, 2009."

ABOUT SUPERIOR

Superior Uniform Group, Inc., established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Superior manages award-winning apparel programs for major corporations. They are leaders in innovative uniform program designs, global manufacturing, and state-of-the-art distribution. Superior, through their subsidiary "The Office Gurus" is also a near-shore premium provider of cost effective bilingual contact center and office solutions.

Superior's financial strength and resources support a customer's diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Their commitment to service, technology, quality and value-added benefits separates them from the competition in each of their seven primary markets: Healthcare, Hospitality, Food Service, Retail Employee I.D., Government Service, Private Security, and Rental Service. For more information please call (800) 727-8643, or visit their Web site at: www.superioruniformgroup.com. The Office Gurus enhance the overall customer experience for their strategic partners' internal and external customers through impeccable execution and the consistent achievement of results. For more information regarding the Office Gurus please visit their Web site at: www.theofficegurus.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company's SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

             SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                      THREE MONTHS ENDED JUNE 30,
                              (Unaudited)

                                                  2009         2008
                                              -----------  -----------
 Net sales                                    $24,971,523  $31,699,285
                                              -----------  -----------
 Costs and expenses:
   Cost of goods sold                          16,689,786   21,041,384
   Selling and administrative expenses          7,235,529    8,609,888
   Interest expense                                24,936       77,209
                                              -----------  -----------
                                               23,950,251   29,728,481
                                              -----------  -----------

 Earnings from continuing operations before
   taxes on income                              1,021,272    1,970,804
 Taxes on income                                  320,000      760,000
                                              -----------  -----------

 Earnings from continuing operations              701,272    1,210,804
 Loss from discontinued operations, net of
  tax benefits of $0 and $15,000,
  respectively                                         --      (32,531)
                                              -----------  -----------

 Net earnings                                 $   701,272  $ 1,178,273
                                              ===========  ===========

 Per Share Data:
 Basic
   Earnings from continuing operations        $      0.12  $      0.18
   Loss from discontinued operations,
    net of tax benefits                              0.00         0.00
                                              -----------  -----------
   Net earnings                               $      0.12  $      0.18
                                              ===========  ===========
 Diluted
   Earnings from continuing operations        $      0.12  $      0.18
   Loss from discontinued operations,
    net of tax benefits                              0.00         0.00
                                              -----------  -----------
   Net earnings                               $      0.12  $      0.18
                                              ===========  ===========
 Cash dividends per common share              $     0.135  $     0.135
                                              ===========  ===========

            SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                       SIX MONTHS ENDED JUNE 30,
                              (Unaudited)

                                              2009           2008
                                          ------------   ------------

 Net sales                                $ 48,687,617   $ 64,981,915
                                          ------------   ------------

 Costs and expenses:
   Cost of goods sold                       32,998,920     43,415,437
   Selling and administrative expenses      15,305,657     17,909,516
   Interest expense                             64,713        181,350
                                          ------------   ------------
                                            48,369,290     61,506,303
                                          ------------   ------------

 Earnings from continuing operations
  before taxes on income                       318,327      3,475,612
 Taxes on income                               120,000      1,350,000
                                          ------------   ------------

 Earnings from continuing operations           198,327      2,125,612
 Loss from discontinued operations, net
  of tax benefits of $0 and $80,000,
  respectively                                      --       (145,969)
                                          ------------   ------------
 Net earnings                             $    198,327   $  1,979,643
                                          ============   ============

 Per Share Data:
 Basic
  Earnings from continuing operations     $       0.03   $       0.32
  Loss from discontinued operations,
   net of tax benefits                            0.00          (0.02)
                                          ------------   ------------
  Net earnings                            $       0.03   $       0.30
                                          ============   ============
 Diluted
  Earnings from continuing operations     $       0.03   $       0.32
  Loss from discontinued operations,
   net of tax benefits                            0.00          (0.02)
                                          ------------   ------------
  Net earnings                            $       0.03   $       0.30
                                          ============   ============

 Cash dividends per common share          $       0.27   $       0.27
                                          ============   ============

             SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                               JUNE 30,
                              (Unaudited)

                                ASSETS
                                ------
                                                  2009         2008
                                              -----------  -----------
 CURRENT ASSETS
  Cash and cash equivalents                   $ 5,634,150  $   879,333
  Accounts receivable and other current
   assets                                      18,246,222   21,868,605
  Inventories                                  35,282,883   46,216,785
                                              -----------  -----------

     TOTAL CURRENT ASSETS                      59,163,255   68,964,723

 PROPERTY, PLANT AND EQUIPMENT, NET            11,389,504   12,300,965
 GOODWILL                                              --    1,617,411
 OTHER INTANGIBLE ASSETS                          416,778      654,936
 DEFERRED INCOME TAXES                          3,025,000           --
 OTHER ASSETS                                     252,381    2,256,049
                                              -----------  -----------

                                              $74,246,918  $85,794,084
                                              ===========  ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

 CURRENT LIABILITIES
  Accounts payable                            $ 4,730,988  $ 5,558,063
  Other current liabilities                     2,342,173    3,104,816
  Current portion of long-term debt                    --    1,439,337
                                              -----------  -----------

      TOTAL CURRENT LIABILITIES                 7,073,161   10,102,216

 LONG-TERM DEBT                                        --    2,426,000
 LONG-TERM PENSION LIABILITY                    7,020,296      956,124
 OTHER LONG-TERM LIABILITIES                      690,000      690,000
 DEFERRED INCOME TAXES                                 --      495,000
 SHAREHOLDERS' EQUITY                          59,463,461   71,124,744
                                              -----------  -----------

                                              $74,246,918  $85,794,084
                                              ===========  ===========

CONTACT:  Superior Uniform Group, Inc.
          Andrew D. Demott, Jr., CFO
          (727) 803-7135

          Edelman
          Michael McCullough
          (404) 832-6372